Exhibit 10.27

BGC Holdings, L.P.

December 1, 2017

Strictly Private and Confidential

To be Opened by Addressee Only

Dear Barry:

I write on behalf of BGC Holdings, L.P. (the “Partnership”). Capitalized but undefined terms shall have the meanings set forth in the Amended and Restated Limited Partnership Agreement of BGC Holdings, L.P. (as may be further amended from time to time) (the “LPA”).

Subject to your continued compliance with your employment agreement with Newmark Partners, L.P. (the “Company”), dated December 1, 2017 (the “Agreement”) and the terms and conditions of the LPA (including but not limited to your post-termination obligations thereunder) and the terms and conditions herein:

(i)	Upon a Change of Control (as determined by the General Partner), those PSUs then held by you at the time of the Change of Control shall be exchanged into restricted shares of BGC Partners, Inc. Class A Common Stock (subject to reduction for taxes and withholdings), which shall become transferable ratably over the first through third anniversaries of the Change of Control provided you have fully satisfied the non-compete, non-solicitation, and media non-disparage conditions for transfer set forth in the share documentation through such applicable transfer date;

(ii)	For purposes of this letter, a “Change of Control” shall occur in the event that either BGC Partners, Inc. (“BGC”), or substantially all of the real estate brokerage and related businesses of Newmark and/or its subsidiaries, is/are no longer controlled by Cantor Fitzgerald, L.P., Howard W. Lutnick or a person or entity controlled by, controlling or under common control with Cantor Fitzgerald, L.P., exclusive of an ownership change (a) following which an entity or entities controlled by Howard W. Lutnick, or his family members, heirs or estate, continue to control Newmark or (b) resulting from the estate planning of Howard W. Lutnick, provided that any such estate planning is limited to transfers to family members or heirs of Howard W. Lutnick or transfers to trusts or other entities controlled by Howard W. Lutnick or his family members, heirs or estate; and

(iii)	It is the current intention of the General Partner that, upon your permanent retirement from the Company and the real estate brokerage industry (as reasonably determined by the General Partner):

(a)	those PSUs then held by you at the time of your retirement shall, at your election, either be (y) as determined by the General Partner, redeemed for cash or BGC Class A Common Stock (the “BGC Stock”) ratably over the first through fourth anniversaries of such retirement or (z) exchanged into restricted shares of BGC Stock upon such retirement and become transferable ratably over the first through fourth anniversaries of such retirement; provided that, with respect to both (y) and (z), you continue to be retired (as described above) and have fully satisfied the non-compete, non-solicit, and media non-disparage conditions for transfer or redemption set forth in the documentation through such applicable transfer date, and all redemptions and exchanges shall be subject to applicable taxes and withholdings; and

(b)	you may request for the General Partner to permit you to remain a Partner in the Partnership until otherwise determined by the General Partner.

(iv)	For all purposes of this letter, all references to units, BGC Class A common stock, restricted shares of BGC Stock and any other non-cash grants shall also, or in lieu of, include, to the extent applicable and as determined by the Company, any other equity instrument issued to you in connection with any merger, reorganization, acquisition, or spin-off of/by BGC Partners, Inc. or Newmark Group, Inc. or the Company (e.g., Newmark’s initial public offering) or other similar event. If the securities or units contemplated herein are increased, decreased, changed into, or exchanged for a different number or kind of securities or units (or other property) as a result of a subdivision, reorganization, spin-off, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, combination or other similar change, such securities or units (or other property), and any exchanges or exchange rights related to such securities or units (or other property), shall be equitably adjusted to reflect such change in accordance with applicable laws.

This letter contains our entire understanding with respect to the subject matter herein and supersedes all prior discussions, negotiations, and agreements regarding the foregoing.

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Very truly yours,

/s/ Howard W. Lutnick On Behalf of
BGC Holdings, L.P.

Acknowledged and Agreed:

/s/ Barry Gosin
Barry Gosin

[Letter of BGC Holdings, L.P. to Barry Gosin, dated December 1, 2017]